UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 18, 2021

International Paper Company

(Exact name of registrant as specified in its charter)

New York	1-3157	13-0872805
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6400 Poplar Avenue, Memphis, Tennessee	38197
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (901) 419-7000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1 per share par value	IP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)    Election of New Director: On February 18, 2021, the Board of Directors (the “Board”) of International Paper Company (the “Company”) elected DG Macpherson as a director, effective March 1, 2021, and assigned him to its Governance Committee and Public Policy and Environment Committee effective May 10, 2021. Mr. Macpherson’s term as a director will expire at the annual meeting of the Company’s stockholders in May 2021, at which time his continued Board service will be subject to renomination and stockholder approval. With the election of Mr. Macpherson, the size of the Board will be 12 members. As previously disclosed, J. Steven Whisler is not standing for reelection, so the Board intends to reduce its size to 11 directors immediately following the annual meeting.

Mr. Macpherson, age 53, currently serves as Chairman of the Board and Chief Executive Officer of W.W. Grainger, Inc. (“Grainger”), North America’s leading broad line supplier of maintenance, repair and operating products, with operations primarily in North America, Japan and Europe. He assumed the position of Chairman in October 2017 and the position of Chief Executive Officer in October 2016, at which time he became a member of Grainger’s board of directors. He served as Chief Operating Officer for Grainger from August 2015 through September 2016. He has served Grainger in many capacities over his more than 12 years with the company, including developing company strategy, overseeing the launch of Grainger’s U.S. endless assortment business, Zoro Tools, Inc., building the company’s supply chain capabilities globally and realigning the U.S. business to create greater value for customers of all sizes. He also has extensive experience in strategic planning, development and execution. He joined Grainger in 2008 after working closely with Grainger for six years as a partner and managing director at The Boston Consulting Group, a global management consulting firm, where he was a member of the Industrial Goods Leadership Team. He holds a bachelor’s degree from Stanford University and an MBA from Northwestern’s Kellogg School of Management.

The Board of Directors has determined that Mr. Macpherson is independent, meets the applicable independence requirements of the New York Stock Exchange and the Board’s more rigorous standards for determining director independence. There have been no transactions since January 1, 2020, and there are no currently proposed transactions, in which the Company was or is to be a participant and in which he or any member of his immediate family had or will have any interest, that are required to be reported under Item 404(a) of Regulation S-K.

The selection of Mr. Macpherson was not pursuant to any arrangement or understanding between him and any other person. The Governance Committee of the Board of Directors recommended him to the full Board as a nominee for election. A third-party business leadership recruiting firm engaged by the Governance Committee provided assistance in identifying him as a potential Board candidate.

Mr. Macpherson will be compensated in accordance with previously disclosed compensation programs for the Company’s non-management (outside) directors.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

104	Cover Page Interactive Data File (embedded with Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL PAPER COMPANY

Date: February 18, 2021	By:	/s/ Sharon R. Ryan
	Name:	Sharon R. Ryan
	Title:	Senior Vice President, General Counsel & Corporate Secretary